                                UNITED STATES
                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549

                           SCHEDULE 14A INFORMATION

          Proxy Statement Pursuant to Section 14(a) of the Securities
                    Exchange Act of 1934 (Amendment No.  )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [_]

Check the appropriate box:

[_]  Preliminary Proxy Statement      [_]  CONFIDENTIAL, FOR USE OF THE
[X]  Definitive Proxy Statement            COMMISSION ONLY (AS PERMITTED BY
[_]  Definitive Additional Materials       RULE 14A-6(E)(2))
[_]  Soliciting Material Pursuant to (S) 240.14a-11(c) or (S) 240.14a-12

                             PITT-DES MOINES, INC.
--------------------------------------------------------------------------------
               (Name of Registrant as Specified in Its Charter)


--------------------------------------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.
[_]  $125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)(1), 14a-6(i)(2) or
     Item 22(a)(2) or Schedule 14A.
[_]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

     (1) Title of each class of securities to which transaction applies:

     -------------------------------------------------------------------------


     (2) Aggregate number of securities to which transaction applies:

     -------------------------------------------------------------------------


     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

     -------------------------------------------------------------------------


     (4) Proposed maximum aggregate value of transaction:

     -------------------------------------------------------------------------


     (5) Total fee paid:

     -------------------------------------------------------------------------

[_]  Fee paid previously with preliminary materials.
[_]  Check box if any part of the fee is offset as provided by Exchange
     Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid:

     -------------------------------------------------------------------------


     (2) Form, Schedule or Registration Statement No.:

     -------------------------------------------------------------------------


     (3) Filing Party:

     -------------------------------------------------------------------------


     (4) Date Filed:

     -------------------------------------------------------------------------

Notes:

[Pitt-Des Moines, Inc. Logo]



Dear Stockholder,

  You are cordially invited to attend the Annual Meeting of Stockholders which will be held on Thursday, May 4, 2000, at 2:00 p.m., at The Woodlands Conference Center, 2301 North Millbend, The Woodlands, Texas.

  Information about the meeting and the various matters on which the stockholders will act is included in the Notice of Annual Meeting and the Proxy Statement which follow. Also included is a Proxy/Voting Instruction Card and postage paid return envelope.

  It is important that your shares be represented at the meeting. Whether or not you plan to attend the session in person, we hope that you will vote on the matters to be considered and sign, date and return your Proxy Card in the enclosed envelope as promptly as possible.

                                                  Sincerely,


                                                  /s/ Wm. W. McKee
                                                    Wm. W. McKee
                                       President and Chief Executive Officer

March 30, 2000

                             PITT-DES MOINES, INC.

                   NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                           TO BE HELD ON MAY 4, 2000

  The Annual Meeting of Stockholders of Pitt-Des Moines, Inc. (the "Company") will be held on Thursday, May 4, 2000, at 2:00 p.m., prevailing time, at The Woodlands Conference Center, 2301 North Millbend, The Woodlands, Texas, for the following purposes.

1. To elect four directors for a three-year term expiring in 2003; and

2. To ratify the appointment of independent auditors to examine the consolidated financial statements of the Company for the year ending December 31, 2000.

  Stockholders will also be asked to consider such other business as may properly come before the meeting. Holders of record of the Company's Common Stock at the close of business on March 13, 2000 are entitled to notice of and to vote at the Annual Meeting. A list of stockholders entitled to vote at the Annual Meeting will be available for inspection at the meeting.

  ALL STOCKHOLDERS, WHETHER OR NOT THEY EXPECT TO BE PRESENT IN PERSON, ARE REQUESTED TO SIGN, DATE AND PROMPTLY RETURN THE ENCLOSED PROXY IN THE ENVELOPE PROVIDED.

                                                 T. R. Lloyd
                                          General Counsel and Secretary

March 30, 2000
The Woodlands, Texas

                             PITT-DES MOINES, INC.
                                 ------------
                                PROXY STATEMENT
                                March 30, 2000
                                 ------------


  This proxy statement is being furnished to the stockholders of Pitt-Des Moines, Inc. (the "Company") in connection with the solicitation of proxies by the Board of Directors of the Company for use at the Annual Meeting of Stockholders to be held on May 4, 2000 and any adjournment thereof (the "Annual Meeting"). The address of the principal executive offices of the Company is 1450 Lake Robbins Drive, Suite 400, The Woodlands, Texas 77380. This proxy statement and enclosed proxy are first being mailed to stockholders on or about March 30, 2000.

  Only holders of the Company's common stock, no par value (the "Common Stock"), of record at the close of business on March 13, 2000 are entitled to notice of and to vote at the Annual Meeting. As of that date, the Company had outstanding 7,389,890 shares of Common Stock. Each share of Common Stock outstanding on March 13, 2000 is entitled to one vote on all matters properly coming before the Annual Meeting.

  Unless otherwise directed in the accompanying proxy, the persons named therein will vote FOR the election of the four director nominees listed below, and FOR the proposal to ratify the appointment of Ernst & Young LLP as auditors for the year ending December 31, 2000. As to any other business which may properly come before the Annual Meeting, the persons named in the accompanying proxy will vote in accordance with their best judgment, although the Company does not presently know of any such other business.

                             ELECTION OF DIRECTORS

                                  Proposal 1

  The Amended and Restated Articles of Incorporation of the Company currently provide that all powers vested by law in the Company shall be exercised by or under the authority of, and the business and affairs of the Company shall be managed under the direction of, a Board of Directors of at least six and not more than fifteen directors, the exact number to be set from time to time by resolution of the Board of Directors. The Board of Directors has set the number of directors at twelve. The Board of Directors is classified in respect of the time during which directors shall severally hold office by dividing the number of directors into three classes which shall be nearly equal in number as possible.

  Four directors are to be elected at the Annual Meeting for a three-year term and until their successors are elected and shall have qualified. Each stockholder is entitled to one vote for each share of Common Stock held of record on March 13, 2000, and each share may be voted for each of four director positions to be filled. The four nominees receiving the highest number of votes cast will be elected. If any nominee becomes unavailable to serve as a director, an event which the Company has no reason to anticipate, the votes of the proxies will be cast for such other person or persons, if any, as may be nominated by the Board of Directors.

  Unless authority is withheld, all proxies executed and returned will be voted IN FAVOR of the following four director nominees.

Biographies

  The following biographical information has been furnished by the respective nominees and continuing directors.

Nominees to be Elected for Director Whose Terms Expire in 2003:

J. C. BATES, age 79.

Director since 1985; Chairman of the Compensation Committee.

  Retired Vice President of Allegheny International, Inc.; formerly held various management positions with Alcoa including Executive Vice President, International Division and Executive Vice President, Alcoa Allied Products Group.

P. O. ELBERT, age 69.

Director since 1988; member of the Executive and Employee Benefits Committees.

  Chairman of the Board of the Company since 1990; formerly President of the Company since 1988 and President, PDM Structural Group since 1987. Mr. Elbert joined the Company in 1987. Prior to 1987, Mr. Elbert was Vice Chairman of Chicago Steel Corporation since 1986; formerly a partner of Elbert and McKee Company since 1984; formerly President and Chief Executive Officer of Flint Steel Corporation since 1979; and formerly Group Vice President of Inryco, Inc., a subsidiary of Inland Steel Company, since 1969.

WM. W. MCKEE, age 61.

Director since 1988; member of the Executive Committee.

  President and Chief Executive Officer of the Company since 1990; formerly President, PDM Plate Group since May 1987 and formerly Executive Vice President of PDM Structural Group since April 1987. Mr. McKee joined the Company in 1987. Prior to 1987, Mr. McKee was Secretary of Chicago Steel Corporation since 1986; formerly a partner of Elbert and McKee Company since 1984; formerly a consultant with McKee and Associates since 1983; formerly President of Hogan Manufacturing since 1980; and formerly President of Herrick Corporation since 1973.

J. W. ROBINSON, age 66.

Director since 1995; member of the Employee Benefits and Nominating
Committees.

  Currently Chairman of the Board of SMP Steel Corporation and Tar Heel Lift Trucks. Also, President and Chief Executive Officer of SMP Steel Corporation since 1993. Mr. Robinson is also a director of Russel Metals Inc.

Directors Whose Terms Expire in 2001:

W. L. FRIEND, age 64.

Director since 1999; member of the Compensation and Employee Benefits
Committees.

  Currently Consultant to Bechtel Group, Inc. and Director of Bechtel National; Chairman of the University of California President's Council on the National Laboratories; formerly President of Bechtel National from 1986 to 1992; Executive Vice President of Bechtel Group, Inc. from 1992 to 1996; and Director, Principal of Bechtel Companies from 1983 to 1998.

W. R. JACKSON, JR., age 67.

Director since 1982; member of the Nominating Committee.

  Consultant and private investor; formerly President and Treasurer of the Company from 1983 to 1987. Mr. Jackson, Jr. is also a director of American Architectural Products Corporation since 1997.

A. J. PADDOCK, age 91.

Director since 1971; Chairman of the Nominating Committee; member of the Executive and Audit Committees.

  Consultant and private investor; formerly Deputy Vice Chairman of the Board and Executive Vice President and Chief Operating Officer of Pennsylvania Engineering Corporation and Birdsboro Corporation from 1978 to 1988; formerly Chairman of the Board, President and Chief Executive Officer of Blount, Inc. since 1969; and formerly Administrative Vice President of U.S. Steel Corporation since 1960.

P. J. TOWNSEND, age 64.

Director since 1983; member of the Audit Committee.

  Private investor and active in civic and community affairs; formerly Assistant Secretary of the Company from 1987 to 1988.

Directors Whose Terms Expire in 2002:

V. G. BEGHINI, age 65

Director since 1997; member of the Audit and Compensation Committees.

  Retired Vice Chairman-Marathon Group of USX Corporation and President of Marathon Oil Company. Mr. Beghini is a member of the Board of Directors of Baker Hughes, Inc. and the American Petroleum Institute as well as past Chairman of the Natural Gas Supply Association and a member of the Board of Directors of Spindletop International.

R. W. DEAN, age 57.

Director since 1993; member of the Compensation and Nominating Committees.

  Retired in 1991 as President and Chief Operating Officer of Fluor Daniel International, Ltd.; formerly held various management positions with Fluor Daniel International, Ltd. since 1988 and with Daniel Construction Company since 1967.

W. R. JACKSON, age 91.

Director since 1940; Chairman of the Executive, Audit and Employee Benefits Committees; member of the Compensation Committee.

  Chairman Emeritus of the Company since 1988; and formerly Chairman of the Board from 1971 to 1988. Mr. Jackson has been with the Company since 1936 and is the father of Mr. Jackson, Jr. and Mrs. Townsend.

W. E. LEWELLEN, age 74.

Director since 1989; member of the Compensation and Audit Committees.

  Retired in 1990 as Senior Vice President, Finance and Treasurer of USX Corporation; and formerly held various management positions with USX Corporation for 42 years.

                BOARD OF DIRECTORS AND COMMITTEES OF THE BOARD

  The Board met four times during 1999. The Board has five standing committees: the Executive Committee, the Audit Committee, the Compensation Committee, the Employee Benefits Committee and the Nominating Committee.

  The Executive Committee generally supervises the management of the affairs of the Company when the Board is not in session; it met four times during 1999. The Executive Committee consists of W. R. Jackson (Chairman), P. O. Elbert, Wm. W. McKee and A. J. Paddock.

  The Audit Committee is responsible for recommending the independent auditors, determining the scope of services provided by the independent auditors, receiving and reviewing the independent auditors' report, supervising the implementation of the Company's Statement of Business Conduct and Ethical Standards and making appropriate recommendations to the Board of Directors; it met three times in 1999. The Audit Committee consists of W. R. Jackson (Chairman), A. J. Paddock, P. J. Townsend, W. E. Lewellen, and V. G. Beghini.

  The Compensation Committee is responsible for establishing key employee salaries, bonuses and other compensation plans; it met four times in 1999. The Compensation Committee consists of J. C. Bates (Chairman), W. R. Jackson, W.
E. Lewellen, R. W. Dean, V. G. Beghini, and W. L. Friend.

  The Employee Benefits Committee is responsible for the administration of employee welfare and benefits programs; it met one time in 1999. The Employee Benefits Committee consists of W. R. Jackson (Chairman), P. O. Elbert, J. W. Robinson, and W. L. Friend.

  The Nominating Committee considers and recommends prospective nominees for election to the Board of Directors; it met two times in 1999. The Nominating Committee consists of A. J. Paddock (Chairman), W. R. Jackson, Jr., R. W. Dean, and J. W. Robinson.

  Nine of the twelve present directors are not salaried employees of the Company. These directors are entitled to the following payments: Board member annual retainer, $21,000 paid in quarterly installments plus 100 shares of Common Stock; attendance fee per Board meeting, $1,000; Executive Committee member annual retainer, $3,000 paid in quarterly installments; attendance fee per meeting for Executive Committee, $800; fees for Chairmen of Compensation and Nominating Committees, $1,000 paid in quarterly installments; attendance fee per meeting for Audit, Compensation, Employee Benefits and Nominating Committees, $800; and reimbursement for travel and other related expenses to attend Board and Committee meetings.

  Stockholders may recommend nominees to the Board of Directors. Procedures governing the nomination of directors are set forth in the Company's Bylaws. In general, the Bylaws provide that such nominations must be made in writing and must be received by the Chairman of the Board of the Company not later than (i) with respect to an election of directors to be held at an annual meeting, sixty days prior to the anniversary date of the immediately preceding annual meeting, and (ii) with respect to an election of directors to be held at a special meeting of stockholders, the close of business on the tenth day following the date on which notice of such meeting is first given to stockholders or public disclosure of the meeting is made. Such notification must contain certain information as provided in the Bylaws to the extent known to the notifying stockholder including information regarding the proposed nominee and the notifying stockholder, a description of all arrangements or understandings between the notifying stockholder and the nominee and any other person or persons (naming such person or persons) pursuant to which the nomination is to be made by the notifying stockholder and such other information regarding each nominee proposed by such stockholder as would be required to be included in a proxy statement filed with the Securities and Exchange Commission. Nominations not made in accordance with the Bylaws may, in the discretion of the chairman of the meeting, be disregarded by him, and upon his instructions the judges of election must disregard all votes cast for each such nominee.

  In accordance with the Bylaws, stockholder nominations for directors to be elected at this Annual Meeting were to have been received by the Company by March 7, 2000. As of such date, the Company received no such stockholder nominations.

Retirement Plan for Non-Employee Directors

  Directors who have completed five years of service as a non-employee director and who do not have a vested right to benefit under any pension plan of the Company or a subsidiary of the Company are entitled to receive, upon the attainment of the age of 65 years, a percentage of the annual directorship retainer upon resignation or retirement from the Board. After five years of service, the entitlement is 50% and will increase 10% for each completed year of service up to, and including, 10 years of service, at which time the entitlement becomes a maximum of 100%. The retirement benefit will be paid for the remaining life of the director. Upon the death of the director, payments will be paid to the surviving spouse at 50% of the entitlement, for the remaining life of the surviving spouse.

Directors Stock Plan

  Under this plan, non-employee directors ("Participants") are required to receive shares of Common Stock, in lieu of cash, for a portion of the annual retainer fee unless the Participant is eligible and elects to receive cash compensation. To be eligible to receive cash compensation, the fair market value of the Participant's holdings of Common Stock must exceed three times the director's annual retainer fee. Also under this plan, Participants may elect to receive additional Common Stock in lieu of any portion of the annual retainer fee. Since inception of this plan, as of February 28, 2000, six of the nine Participants have received stock, as required, in lieu of cash and two Participants have elected to receive stock in lieu of all of their annual retainer fees.

Compensation Committee Report on Executive Compensation

  The Company's executive compensation plans and programs are administered by the Compensation Committee (the "Committee") of the Board of Directors. These plans and programs are designed to attract, motivate and retain personnel with a combination of salary and incentives linked to individual performance, the Company's financial performance and enhanced stockholder value. The Company's current executive compensation program has four components: 1) base salary; 2) potential for an annual bonus under the Company's Management Incentive Plan ("MIP"); 3) stock-based incentives pursuant to the Company's Stock Option Plan of 1990 ("SOP") and 4) stock-based incentives pursuant to the Company's Long Term Incentive Stock Plan of 1997 (the "Long Term Incentive Plan "). The MIP, SOP, and the Long Term Incentive Plan all attempt to align executive officer and stockholder interests.

  Under the terms of the MIP, a minimum rate of return (threshold) on stockholders' equity must be achieved before bonuses can be awarded. Once this criteria is met, the total amount of bonus available for distribution to eligible executive officers, including the Company's Chief Executive Officer (the "CEO"), under the MIP is based on a percentage in excess of the minimum return on stockholders equity. Bonus awards are limited to a maximum percentage of an individual's base salary. The actual amount paid under the MIP to each eligible executive officer is determined by the Committee after consideration of the recommendations of the CEO and is based on a combination of Company performance and individual performance.

  Under the terms of the MIP, the Company's eligible executive officers were entitled to receive and were awarded bonuses under the MIP for the years ended December 31, 1997, 1998 and 1999, as shown in the Summary Compensation Table.

  All of the "Named Executive Officers" (defined below) participate in the SOP. In 1999, no stock options were granted to any executive officer under the SOP. The Company's SOP expired on February 15, 2000, hence no further options may be granted under that plan. Options previously granted under that plan each have an independent ten-year life from date of grant and, where applicable to the Named Executive Officers, are reflected in the Summary Compensation Table.

  All of the "Named Executive Officers" (defined below) participate in the Long Term Incentive Plan. Under the Long Term Incentive Plan, the Committee may make grants of stock options or restricted stock which usually vest over a five year period. The options generally expire within ten years of the grant date. In 1999, no stock options or restricted shares were issued under the Long Term Incentive Plan.

  During the course of each year, the Committee meets with the CEO to review his recommendations on the changes, if any, in the base salary of each executive officer other than the CEO. Based on the Committee's judgment and knowledge of salary practices, national surveys and an individual's performance and contribution to the Company, the Committee modifies or approves the CEO's recommendations. In addition the Chairman and the CEO each establish performance goals concerning ethics, strategic planning, management succession, product development, cost containment, Company profitability and overall leadership. At least annually the Committee meets individually with the Chairman and the CEO in order to evaluate their base salary and performance in light of the above-described factors and goals. The Committee also meets at least annually, without the CEO, to evaluate his performance, using the same criteria to consider any changes in the CEO's base salary. In 1999, the Committee decided to increase the CEO's annual base salary by $20,000.

  All amounts paid or accrued during 1999 under the above described plans and programs are included in the tables that follow.

Compensation Committee

J. C. Bates     W. L. Friend
V. G. Beghini   W. R. Jackson
R. W. Dean      W. E. Lewellen

Performance Graph

  The following graph compares the cumulative total stockholders' return on the Company's Common Stock from January 1, 1995 through December 31, 1999 with that of the American Stock Exchange Market Value Index and the Dow Jones Industrial Diversified Industry Group Index (a published industry index which includes the Company).

                 COMPARISON OF 5-YEAR CUMULATIVE TOTAL RETURN
                         Among Pitt-Des Moines, Inc.,
 AMEX Market Value Index and DJ Industry Group--Industrial, Diversified Index

[Graph of Pitt-Des Moines Appears Here]



                                       1994   1995   1996   1997   1998   1999
                                      ------ ------ ------ ------ ------ ------
Pitt-Des Moines, Inc................. 100.00 128.47 141.82 194.85 260.86 275.27

Dow Jones Industry................... 100.00 126.80 163.04 207.64 210.95 232.62
Industrial, Diversified Index

American Stock Exchange.............. 100.00 128.90 136.01 163.66 161.44 201.27
Market Value Index

--------
The comparison of total return on investment (change in year end stock price plus reinvested dividends) for each of the periods assumes that $100 was invested on December 31, 1994 in each of Pitt-Des Moines, Inc., the American Stock Exchange Market Value Index and the Dow Jones Industry Group-- Industrial, Diversified Index.

                 EXECUTIVE COMPENSATION AND OTHER INFORMATION

Summary of Cash and Certain Other Compensation

  The following table shows, for the years ended December 31, 1997, 1998 and 1999, the cash compensation paid by the Company, as well as certain other compensation paid or accrued for those years, to the CEO and to each of the executive officers of the Company whose annual compensation exceeds $100,000 ("Named Executive Officers") in all capacities in which they serve:

                          SUMMARY COMPENSATION TABLE

                                  Annual            Long-Term              All Other
                              Compensation(1)  Compensation Awards      Compensation(4)
                              --------------- -----------------------   ---------------
                                                           Securities
                                              Restricted   Underlying
Name and Principal            Salary   Bonus    Stock       Options
Position                 Year   ($)     ($)   Awards ($)      (#)             ($)
------------------       ---- ------- ------- ----------   ----------   ---------------
Wm. W. McKee............ 1999 391,671 400,000       --           --         57,455
President & Chief        1998 380,000 380,000       --           --         57,730
Executive Officer        1997 353,724 295,100  878,125(2)   200,000(3)       6,904

P. O. Elbert............ 1999 277,875 226,800       --           --         30,266
Chairman of the Board    1998 270,000 216,000       --           --         29,525
                         1997 256,875 171,400  351,250(2)   100,000(3)       8,152

R. A. Byers............. 1999 241,858 148,050       --           --         22,662
Vice President Finance   1998 235,000 141,000       --           --         21,679
and Treasurer            1997 223,625 111,900  210,750(2)    58,000(3)       8,467

T. R. Lloyd............. 1999 178,049 108,990       --           --         17,777
General Counsel and      1998 173,000 103,800       --           --         17,376
 Secretary               1997 164,250  82,200  210,750(2)    58,000(3)       7,524

--------
(1) Amounts shown include cash compensation earned and accrued in the year indicated.
(2) The amounts reported in the table represent the market value at the date of grant of restricted stock awards made under the Company's Long Term Incentive Plan of 1997, without giving effect to the diminution in value attributable to the restrictions on such stock. The restricted stock awarded vests at 20% per year and vests only if the Company achieves a certain level of annual net income in the five-year period ending December 31, 2002. During 1999, 20% or 18,800 shares vested for the Named Executive Officers as a group. As of December 31, 1999, the Named Executive Officers as a group held 75,200 shares of restricted stock of the Company with a value of $1,851,800 as of December 31, 1999, which were individually held as follows: Wm. W. McKee 40,000 shares ($985,000); P. O. Elbert 16,000 shares ($394,000); R. A. Byers 9,600 shares ($236,400); and T. R. Lloyd
    9,600 shares ($236,400). The values in the table reflect the value of all shares of restricted stock held by each Named Executive Officer as of November 6, 1997, the date of the grant of the restricted stock. The Company pays dividends to the holders of the restricted stock.
(3) Options granted under the Company's Long Term Incentive Plan of 1997 with an exercise price of $17.56.
(4) Amounts shown in this column include Company contributions and other allocations to defined contribution plans and related excess benefit plans. Also shown in this column for years ended December 31, 1999 and 1998, respectively, are dividends paid to the holders of restricted stock as follows: Wm. W. McKee--$34,000, $36,875; P. O. Elbert--$13,600,
    $14,750; R. A. Byers--$8,160, $8,850; T. R. Lloyd--$8,160, $8,850.

Executive Agreements

  The Company has an agreement with Mr. McKee which provides for the following: 1) in the event the Company is sold, a lump-sum cash payment equal to the difference between the sales price per share of Common Stock (based upon 7,342,734 outstanding shares) and $10.00 per share, multiplied by 150,000; and 2) in the event of a change in control of the Company, a one-year employment agreement. If Mr. McKee's employment is terminated by the Company without "cause" or by him for "good reason" during this one-year period, or if at the end of the one-year period, employment would not continue for any reason, Mr. McKee also would be entitled to receive an amount equal to three times the total base salary and bonus paid to him for the last full fiscal year prior to the change. In addition, upon such termination, generally all unvested options will immediately vest and become exercisable.

  The Company has separate agreements with Messrs. Byers and Lloyd which each provide for the following: 1) in the event the Company is sold, a lump-sum cash payment equal to the difference between the sales price per share of Common Stock (based upon 7,342,734 outstanding shares) and $10.00 per share, multiplied by 45,000 and 22,500, respectively; and 2) in the event of a change in control of the Company, a three-year employment agreement. If employment is terminated by the Company without "cause" or by such employee for "good reason" during this three-year period, Messrs. Byers and Lloyd also would be entitled to receive an amount equal to three times the total base salary and bonus paid to them for their last full fiscal year prior to the change. In addition, upon such termination, generally all unvested options will immediately vest and become exercisable.

Option Grants Table and Option Exercises and Year-End Values Table

  The following table sets forth information with respect to the Named Executive Officers, concerning the grants and exercises of options during the year ended December 31, 1999:

                       OPTION GRANTS IN LAST FISCAL YEAR

  There were no stock options granted to the Named Executive Officers during the year ended December 31, 1999.

                AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR
                       AND FISCAL YEAR-END OPTION VALUES

                                                Number of Securities
                                               Underlying Unexercised     Value of Unexercised
                           Shares                    Options at          In-the-Money Options At
                          Acquired    Value      Fiscal Year-End (#)     Fiscal Year-End ($)(1)
                         on Exercise Realized ------------------------- -------------------------
Name                         (#)       ($)    Exercisable Unexercisable Exercisable Unexercisable
----                     ----------- -------- ----------- ------------- ----------- -------------
Wm. W. McKee............   16,500    239,250    163,250      131,250     1,602,604      971,044
P. O. Elbert............   42,500    560,675     42,500      135,000       434,813    1,202,025
R. A. Byers.............   15,600    237,000     49,600       34,800       515,478      245,862
T. R. Lloyd.............    3,500     42,158     37,700       34,800       353,061      245,862

--------
(1) Market value of underlying securities at year-end, minus the exercise or base price.

Pension Plans

  The range of estimated annual retirement benefits payable to participants in the Company pension plan for salaried employees who retire at their normal retirement dates (the later of age 65 or the fifth anniversary of employment), based upon the amounts of remuneration and the years of credited service, is indicated in the table below. The estimated benefits are calculated on a straight-line basis but the actual pension benefits would be less if the employee elects payment in the form of a 50% joint and survivor annuity.

  This plan covers all salaried employees of the Company. Employees are eligible for plan participation following the completion of one year of service and attaining age 21. Participants are fully vested after completing five years of service. The maximum years of credited service under this plan is 45 years.

                              PENSION PLAN TABLE

                                 Estimated Annual Pension Benefits
     Remuneration(1)             After Years of Credited Service(2)
     ---------------     ------------------------------------------------------------
                           15          20           25           30           35
                         -------     -------     --------     --------     --------
     $125,000            $19,922     $26,563     $ 33,204     $ 39,845     $ 46,485
      150,000             24,048      32,064       40,080       48,096       56,112
      175,000             28,173      37,564       46,955       56,346       65,737
      200,000             32,298      43,064       53,830       64,596       75,362
      225,000             36,423      48,564       60,705       72,846       84,987
      250,000             40,548      54,064       67,580       81,096       94,612
      300,000             48,798      65,064       81,330       97,596      113,862
      400,000             65,298      87,064      108,830      130,596      152,362

--------
(1) The remuneration upon which pension benefits are based is the average annual base salary (excluding bonuses and other forms of additional compensation) paid during the five calendar years preceding retirement. In order to comply with the limitations prescribed by the Internal Revenue Code of 1986, as amended, supplemental benefits will be paid directly by the Company, when in excess of those permitted by the Code to be paid from federal income tax qualified pension plans.
(2) The benefits are not subject to any deduction for Social Security benefits.

  For the Named Executive Officers, the current remuneration covered by the plan and the projected years of service if they continue in the employ of the Company to their normal retirement date is as follows: Wm. W. McKee--$391,671, 16 years; P. O. Elbert--$277,875, 8 years; R. A. Byers--$241,858, 33 years;
and T. R. Lloyd--$178,049, 23 years.

                          STOCKHOLDINGS OF MANAGEMENT

  The following table sets forth certain information with respect to the beneficial ownership of Common Stock of the Company by each director, nominee for director, Named Executive Officer and all directors, nominees for director and executive officers as a group, according to information available to the Company as of February 4, 2000 unless otherwise noted.

                                                              Percentage of
                               Amount and Nature of         Outstanding Shares
Name                          Beneficial Ownership(1)       Beneficially Owned
----                          -----------------------       ------------------
J. C. Bates                  5,800 Sole                             *

V. G. Beghini                3,659 Shared (16)                      *

R. A. Byers                 60,928 Sole (2)
                             2,314 Shared (3)
                         ---------
                            63,242 Total                            *

R. W. Dean                   4,305 Sole                             *

P. O. Elbert                83,880 Sole (2)
                             3,112 Shared (3, 4)
                         ---------
                            86,992 Total                           1.18

W. L. Friend                   704 Shared (17)                      *

W. R. Jackson              407,884 Sole (5)
                           245,537 Shared (3, 6-8)
                         ---------
                           653,421 Total                           8.89

W. R. Jackson, Jr.         269,024 Sole (9)
                           601,786 Shared (7, 10, 11)
                         ---------
                           870,810 Total                          11.85

W. E. Lewellen               1,305 Sole
                             1,200 Shared (12)
                         ---------
                             2,505 Total                            *

T. R. Lloyd                 49,028 Sole (2)
                             1,756 Shared (3)
                         ---------
                            50,784 Total                            *

Wm. W. McKee               229,950 Sole (2)
                             2,570 Shared (3)
                         ---------
                           232,520 Total                           3.16

A. J. Paddock                5,336 Sole
                           232,020 Shared (7, 11, 13)
                         ---------
                           237,356 Total                           3.23

J. W. Robinson               5,955 Sole                             *

P. J. Townsend             238,254 Sole
                           214,644 Shared (8, 11,14, 15)
                         ---------
                           452,898 Total                           6.16

Directors, Nominees and
 Executive Officers      1,361,649 Sole (2, 5 & 9)
as a Group (14 persons)  1,309,302 Shared (3-4, 6-8, 10-17)
                         ---------
                         2,670,951 Total                          36.33

--------
  * Indicates beneficial ownership of less than one percent of the Company's Common Stock.

 (1) Beneficial ownership is defined by the Securities and Exchange Commission to include the power (whether sole or shared, direct or indirect, through contract, arrangement, understanding or relationship) to vote, invest or dispose of, or to direct the voting, investment or disposition of shares of stock (including shares over which such person(s) has the right to acquire beneficial ownership within 60 days of February 4, 2000). Except as otherwise noted, the persons listed have both voting and investment power.
 (2) Includes shares subject to vested options under the Company's Long Term Incentive Stock Plan of 1997 and Stock Option Plan of 1990 as follows: R.
     A. Byers, 60,928 shares; P. O. Elbert, 61,380 shares; T. R. Lloyd, 49,028 shares; Wm. W. McKee, 210,450 shares and current directors, nominees for director and executive officers as a group, 381,786 shares.
 (3) Includes shares of Common Stock which may be deemed to be beneficially owned under the Company's Employee Stock Ownership Plan ("ESOP") held for the account of such person(s) as follows: R. A. Byers, 2,314 shares; P.
     O. Elbert, 2,512 shares; W. R. Jackson, 505 shares; T. R. Lloyd, 1,756 shares; Wm. W. McKee, 2,570 shares; and current directors, nominees for director and executive officers as a group, 9,657 shares. Each of the named individuals and each member of the group have shared voting power and no investment power with respect to the shares of Common Stock which are allocated under the ESOP. The ownership of each such individual and all current directors, nominees for director and executive officers as a group represents less than 1% of the outstanding shares of Common Stock.
 (4) Includes 600 shares owned by the spouse of P. O. Elbert, as to which he disclaims beneficial ownership.
 (5) Includes 30,600 shares held in a trust in which W. R. Jackson is trustee.
 (6) Includes 26,326 shares held in three trusts in which W. R. Jackson is trustee.
 (7) Includes 190,908 shares held in two trusts in which W. R. Jackson, W. R. Jackson, Jr. and A. J. Paddock are co-trustees, as to which shares they disclaim beneficial ownership.
 (8) Includes 27,798 shares held in a trust in which W. R. Jackson and P. J. Townsend are co-trustees, as to which shares they disclaim beneficial ownership.
 (9) Includes 51,192 shares held in a custodial account for which W. R. Jackson, Jr. is custodian for benefit of his child and 169,632 shares held in two trusts in which W. R. Jackson, Jr. is trustee.
(10) Includes 37,690 shares owned by the spouse of W. R. Jackson, Jr., 269,442 shares held in six trusts in which W. R. Jackson, Jr. and a bank are co-trustees and 63,246 shares held in a trust in which W. R. Jackson, Jr. is trustee. Of these 370,378 shares, W. R. Jackson, Jr. disclaims beneficial ownership of 307,132 shares.
(11) Includes 40,500 shares held in a trust in which W. R. Jackson, Jr., P. J. Townsend and A. J. Paddock are co-trustees, as to which shares they disclaim beneficial ownership.
(12) All such shares are jointly owned with the spouse of W. E. Lewellen.
(13) Includes 612 shares owned by the spouse of A. J. Paddock, as to which shares he disclaims beneficial ownership.
(14) Includes 48,970 shares owned by the spouse of P. J. Townsend, as to which shares she disclaims beneficial ownership and 63,242 shares held in a trust in which P. J. Townsend is trustee.
(15) Includes 34,134 shares held in a trust in which P. J. Townsend is co-trustee, as to which shares she disclaims beneficial ownership.
(16) Includes 3,659 shares owned by the spouse of V. G. Beghini, as to which shares he disclaims beneficial ownership.
(17) All such shares are jointly owned with the spouse of W. L. Friend.

                       PRINCIPAL HOLDERS OF COMMON STOCK

  The following table sets forth those persons who may be deemed to have beneficial ownership (as of February 4, 2000, unless noted otherwise) of more than 5% of the outstanding Common Stock of the Company according to information furnished by them to the Company.

                                                   Percentage of
Name and Address of          Amount and Nature      Outstanding
Beneficial Owner          of Beneficial Ownership     Shares
-------------------       ------------------------ -------------
W. R. Jackson, Jr.
(1, 2)                         269,024 Sole
3400 Grand Avenue              601,786 Shared
                          ------------
Pittsburgh, PA 15225           870,810 Total           11.85

W. R. Jackson (1, 2)           407,884 Sole
3400 Grand Avenue              245,537 Shared
                          ------------
Pittsburgh, PA 15225           653,421 Total            8.89

P. J. Townsend (1, 2)          238,254 Sole
3400 Grand Avenue              214,644 Shared
                          ------------
Pittsburgh, PA 15225           452,898 Total            6.16

Dimensional Fund
 Advisors, Inc. (3)            586,900 Total            7.99
1299 Ocean Avenue
Santa Monica, CA 90401

Franklin Resources, Inc.
 (4)                           440,000 Total            5.99
777 Mariners Island
 Boulevard
San Mateo, CA 94404

--------
(1) With respect to these shares, see information for such person in the table and footnotes under "Stockholdings of Management."
(2) The aggregate number of shares of Company Common Stock held by members of the Jackson family (including the three individuals named above and others) and the charitable and private trusts of which Jackson family members are trustees sharing voting and/or investment power is 2,777,749 shares and constitutes 37.8% of the Company's outstanding Common Stock as of February 4, 2000. Such family members disclaim the existence of any agreement or understanding to act as a group with respect to such shares.
(3) Dimensional Fund Advisors, Inc. ("Dimensional"), a registered investment advisor, is deemed to have beneficial ownership of 586,900 shares of Common Stock of the Company as of December 31, 1999, all of which shares are held in portfolios of DFA Investment Dimensions Group Inc., a registered open-end investment company, or in series of the DFA Investment Trust Company, a Delaware business trust, or the DFA Group Trust and the DFA Participation Group Trust, investment vehicles for qualified employee benefit plans, for all of which Dimensional Fund Advisors Inc. serves as investment manager. Dimensional disclaims beneficial ownership of such shares.
(4) The 440,000 shares of the Company's Common Stock are beneficially owned by one or more open or closed-end investment companies or other managed accounts which are advised by direct or indirect investment advisory subsidiaries (the "Adviser Subsidiaries") of Franklin Resources, Inc. ("FRI"), a diversified financial services organization. Investment advisory agreements between the Adviser Subsidiaries and their respective advisory clients grant to the Adviser Subsidiaries all voting and investment power over the shares. Neither FRI nor the Adviser Subsidiaries have any interest in dividends or proceeds from the sale of the shares and they disclaim beneficial ownership of all the shares.

                       COMPENSATION COMMITTEE INTERLOCKS
                           AND INSIDER PARTICIPATION

  The Compensation Committee of the Board consists of J. C. Bates (Chairman),
W. R. Jackson, V. G. Beghini, R. W. Dean, W. L. Friend, and W. E. Lewellen.

  Mr. Jackson is a principal holder of the Company's Common Stock, and as Chairman Emeritus of the Company, he is also an Executive Officer. In addition, Mr. Jackson is a member of the Compensation Committee, in which capacity, he participates in compensation decisions affecting Executive Officers (except and to the extent of compensation decisions affecting himself).

              RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS

                                  Proposal 2

  The Board of Directors recommends that the stockholders ratify the appointment of Ernst & Young LLP as independent auditors to audit the consolidated financial statements of the Company for the year ending December 31, 2000. This firm has served as independent auditors of the Company since 1956. A representative of Ernst & Young LLP will not be present at the Annual Meeting. The Company's consolidated financial statements for the year ended December 31, 1999 were examined by Ernst & Young LLP. In connection therewith, Ernst & Young LLP performed other audit-related functions, including review of the Annual Report of the Company and the financial statements filed with the Securities and Exchange Commission. The ratification of Ernst & Young LLP as independent auditors requires the affirmative vote of a majority of the votes cast at the Annual Meeting.

  Proxies solicited hereby will be voted FOR the proposal unless a vote against this proposal or abstention is specifically indicated.

                                 OTHER MATTERS

  The directors of the Company are not aware of any other matters that are to be presented for action at the Annual Meeting. However, if any other matters should properly come before the Annual Meeting, it is intended that votes will be cast pursuant to the proxy in respect thereto and in accordance with the best judgment of the persons acting as proxies.

                            ADDITIONAL INFORMATION

Solicitation Costs

  Costs of this solicitation of proxies will be paid by the Company. The directors, officers and other employees or agents of the Company may solicit proxies by mail, telephone, telegraph or personal interview and will request brokerage houses and other custodians, nominees and fiduciaries to forward solicitation materials to the beneficial owners of Common Stock held by such persons or entities.

Revocation of Proxy

  Any stockholder who executes and returns the enclosed proxy card may revoke the same at will at any time prior to the voting of the proxy, but revocation of the proxy will not be effective until written notice thereof has been given to the Secretary of the Company. The shares represented by all properly executed proxies received by the Secretary in the accompanying form prior to the Annual Meeting and not so revoked will be voted in accordance with their respective proxy.

Abstentions

  Under the Company's Amended and Restated Articles of Incorporation and Bylaws, and applicable state law, abstentions and broker non-votes have no effect on the approval of or election on any matter submitted to a vote of the Company's stockholders, although shares with respect to abstentions and broker non-votes are counted for purposes of establishing a quorum for a meeting of stockholders.

Annual Report

  The Annual Report to Stockholders covering the Company's fiscal year ended December 31, 1999 is being mailed with this proxy statement. The Annual Report is not a part of the proxy solicitation material.

Stockholder Proposals

  Any proposal submitted by a stockholder for action at the Company's 2001 Annual Meeting of Stockholders must be received by the Company at its principal executive office on or before December 1, 2000, in the form required by and subject to the other requirements of the Company's Bylaws and the applicable rules of the Securities and Exchange Commission.

                                     PROXY
                 SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
                             PITT-DES MOINES, INC.
                FOR ANNUAL MEETING OF STOCKHOLDERS, MAY 4, 2000

  The undersigned appoints W. R. Jackson, P.O. Elbert and Wm. W. McKee, and each of them, Proxies of the undersigned to vote all shares of Common Stock of Pitt-Des Moines, Inc. which the signee would be entitled to vote at the Annual Meeting of Stockholders to be held at The Woodlands Conference Center, 2301 North Millbend, The Woodlands, Texas, on May 4, 2000, and at all adjournments thereof, as fully as the signee could if personally present.

  THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED AT THE MEETING. IF NO CHOICE IS INDICATED FOR ITEMS 1, 2 OR 3 ON THE REVERSE SIDE HEREOF, SUCH SHARES WILL BE VOTED IN FAVOR OF THE PROPOSAL REFERRED TO IN THAT ITEM. IF A CHOICE IS MADE, SUCH SHARES WILL BE VOTED IN ACCORDANCE WITH THE CHOICE SO INDICATED.

      The Board of Directors recommends a vote FOR each of the proposals.
                     Please sign and date on reverse side.

Pitt-Des Moines, Inc., 1450 Lake Robbins Drive, Suite 400, The Woodlands, Texas
                                     77380

             (Continued and to be dated and signed on reverse side)

 ................................................................................
                             FOLD AND DETACH HERE

                                                                                          Please mark
                                                                                          your votes  [X]
                                                                                            as this


                                     AUTHORITY
                                     WITHHELD
                            FOR      (to vote
                            all        all
                          nominees   nominees)                                     FOR     AGAINST    ABSTAIN

  1. Election of            [ ]         [ ]        2. Proposal to ratify            [ ]       [ ]        [ ]
     Directors for a                                  the appointment of
     three-year term                                  Ernst & Young LLP as
     expiring in 2003.                                independent auditors
                                                      for the Company for
  To withhold authority                               the year ending
  to vote for any                                     December 31, 2000.
  individual nominee,
  strike a line through                            3. Upon such other
  that nominee's name.                                matters as may
                                                      properly come before
  Nominees:  J. C. Bates     P. O. Elbert             the meeting or any
             Wm. W. McKee    J. W. Robinson           adjournment.


Signature(s) ________________________________________________________________________ Dated _____________________, 2000
Please sign exactly as your name appears on this Proxy. When signing as attorney, executor, administrator, guardian or corporate official, title should be stated. If shares are held jointly, each holder should sign.
 .........................................................................................................................
                                                       FOLD AND DETACH HERE



---

                            PITT-DES MOINES, INC.
                 ANNUAL MEETING OF STOCKHOLDERS, MAY 4, 2000

                         EMPLOYEE STOCK OWNERSHIP PLAN

To: Mellon Bank, N. A., Trustee* of the Plan:

Receipt of proxy solicitation material for above meeting is acknowledged. You are directed to vote the number of shares reflecting my interest in the Plan on March 13, 2000, the record date for the meeting, and to effect that vote by executing a proxy in the form solicited by the Board of Directors of Pitt-Des Moines, Inc., as indicated on the reverse side.

            THIS INSTRUCTION CARD IS CONTINUED ON THE REVERSE SIDE
                       PLEASE SIGN AND RETURN PROMPTLY

 The Trustee of the Plan will, at its sole discretion, vote shares for which an executed Instruction Card is not received by April 28, 2000. Consequently, a failure to return an Instruction Card is not equivalent to voting for or against any item nor is it equivalent to abstaining from voting on any item.

*Mellon Bank, N. A., Trustee, has appointed ChaseMellon Shareholder Services as Agent to tally the votes.


             (Continued and to be dated and signed on reverse side)
 ................................................................................
                             FOLD AND DETACH HERE

                                                                                          Please mark
                                                                                          your votes  [X]
                                                                                            as this


                                     AUTHORITY
                                     WITHHELD
                            FOR      (to vote
                            all        all
                          nominees   nominees)                                     FOR     AGAINST    ABSTAIN

  1. Election of            [ ]         [ ]        2. Proposal to ratify            [ ]       [ ]        [ ]
     Directors for a                                  the appointment of
     three-year term                                  Ernst & Young LLP as
     expiring in 2003.                                independent auditors
                                                      for the Company for
  To withhold authority                               the year ending
  to vote for any                                     December 31, 2000.
  individual nominee,
  strike a line through                            3. Upon such other
  that nominee's name.                                matters as may
                                                      properly come before
  Nominees:  J. C. Bates     P. O. Elbert             the meeting or any
             Wm. W. McKee    J. W. Robinson           adjournment.


Signature(s) ________________________________________________________________________ Dated _____________________, 2000
TRUSTEE AUTHORIZATION: I hereby authorize Mellon Bank, N.A. as Trustee* under the Pitt-Des Moines, Inc. Employee Stock
Ownership Plan, to vote the shares of Pitt-Des Moines, Inc. Common Stock held for my account under said Plan at the Annual Meeting, and any adjournment thereof, in accordance with the instructions given above.
*Mellon Bank, N.A. has appointed ChaseMellon Shareholder Services as Agent to tally the votes.
 .........................................................................................................................
                                                       FOLD AND DETACH HERE